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In connection with the previously announced business combination between Opportunity Financial, LLC (“OppFi”) and FG New America Acquisition Corp. (“FGNA”), American Banker released an article announcing that OppFi announced that it is merging with FGNA. Jared Kaplan, the Chief Executive Officer of OppFi, retweeted a post made on Twitter by American Banker pertaining to such article. Below are copies of the American Banker article and the retweet from Jared Kaplan, which are being filed herewith as soliciting material.

Opportunity Financial, a fintech that partners with banks to offer loans to consumers with low credit scores, is going public.

The Chicago company announced Wednesday that it is merging with FG New America Acquisition Corp., a special-purpose acquisition corporation, or blank-check company, based in Itasca, Ill. The combined company’s common stock is expected to trade on the New York Stock Exchange under the ticker OPFI, with the transaction expected to close by the end of the second quarter.

At the same time, the company is rebranding from its existing consumer brand, OppLoans, to OppFi.

OppFi is one of a number of fintechs that have taken this route to going public as an alternative to an initial public offering. BM Technologies and Social Finance recently announced similar plans.

“We had been thinking of going public for some time as the next phase for our business," said Jared Kaplan, OppFi's chief executive. "We happened to find the right partner, we realized we could do it quickly while focusing on the business and we felt the right opportunity was at hand."

Opportunity Financial, which has rebranded as OppFi, is led by CEO Jared Kaplan. The company started as a direct lender to middle-income consumers and now partners with banks to facilitate loans.

The target OppFi customer earns about $50,000 a year and has a bank account, but has a low credit score and cannot access mainstream financial products. The company provides installment loans, assessing borrowers' creditworthiness by examining their employment status, bank account and more. OppFi began as a direct lender but now largely facilitates small-dollar loans in partnership with small banks.

Lending partners currently listed on the company's website are FinWise Bank, First Electronic Bank and Capital Community Bank, all based in Utah. OppFi is in charge of marketing and servicing the loans, according to its website.

Kaplan said on a conference call Wednesday that the firm's bank-approved algorithms ignore traditional credit scores, which he said are typically not the most accurate indicator of a borrower's ability and willingness to repay.

"The typical customer talks about 'being laughed out of a bank' or 'denied multiple times' before gaining credit access through our platform," Kaplan said.